EXHIBIT 99.1

801 E. 86th Avenue
Merrillville, IN 46410
FOR IMMEDIATE RELEASE
May 3, 2006

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Randy Hulen
Vice President, Corporate Communications	Director, Investor Relations
(219) 647-5581	(219) 647-5688
klfalzone@nisource.com	rghulen@nisource.com

Carol Churchill	Rae Kozlowski
Director, Corporate Communications	Manager, Investor Relations
(888) 696-0481	(219) 647-6083
cchurchill@nisource.com	ekozlowski@nisource.com
NiSource reports first-quarter earnings and progress on growth strategy
Company on track with 2006 business plan
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $203.6 million, or 75 cents per share, for the three months ended March 31, 2006, compared with $202.4 million, or 75 cents per share, for the first quarter of 2005 (all per-share amounts are basic). Operating earnings were $416.1 million for the first three months of 2006, compared with $427.7 million in 2005.
On a GAAP basis, taking into account the effect of record-setting warm winter weather conditions that were 15 percent warmer than a year ago, income from continuing operations for the first quarter of 2006 was $171.8 million, or 63 cents per share, compared with $208.7 million, or 77 cents per share, for the year-ago period. For a reconciliation of net operating earnings (non-GAAP) to income from continuing operations (GAAP), see Schedule 1 of this news release.
Net operating earnings, compared with the year-ago period, were positively affected by successful sales of shorter-term transportation and storage services in NiSource’s gas transmission and storage business; growth in the electric distribution business; and an $8.2 million decrease in interest expense for the quarter due to the refinancing of $2.4 billion in long-term debt at lower rates during 2005.
These positive impacts were offset by a continuing decline in usage by natural gas utility customers. Also, as anticipated, losses at Whiting Clean Energy increased compared with the year-ago period due to planned maintenance.
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NiSource reports first-quarter earnings and progress on growth strategy

“Despite significant external challenges, NiSource delivered solid first-quarter results that are on the mark with our 2006 net operating earnings outlook. Additionally, we continued to make progress on every component of our four-part growth plan,” said President and Chief Executive Officer Robert C. Skaggs, Jr. “Like every company in the North American gas utility industry, we’ve had to deal with unprecedented weather and high gas prices that, among other dislocations, have continued to weaken residential customers’ usage of natural gas and make for a more challenging regulatory-political environment.”
In meeting these challenges, Skaggs said, our continuing focus on NiSource’s core assets and capabilities was evident. These include: strong opportunities for marketing short-term services in the Gas Transmission and Storage business; capacity and supply optimization opportunities in Gas Distribution Operations; robust market interest for expansion capacity on NiSource’s extensive natural gas storage and transmission network; steady growth in NiSource’s electric business; and across-the-board continued cost control.
“These fundamentals, plus our ongoing focus on all aspects of our four-point business plan, have NiSource on track to deliver net operating earnings for the full year consistent with the range of $1.45 to $1.55 per share that we provided in late January, assuming no further material usage deterioration,” Skaggs stated. A reconciliation of non-GAAP earnings guidance to GAAP guidance is provided later in this release.
Skaggs noted that NiSource’s balanced four-point plan centers on its portfolio of low-risk, regulated assets: commercial growth and expansion of the gas transmission and storage business; commercial and regulatory initiatives; management of the balance sheet; and expense management.
Overview of first-quarter operating earnings (non-GAAP) performance by business segment
Gas Distribution Operations
Operating earnings for NiSource’s Gas Distribution Operations were down by $15 million, to $251.3 million for the first quarter of 2006. The reduction was due primarily to continued declines in residential customer usage.
Skaggs noted that weather-normalized residential usage declined by 7 MMDth, or 5 percent, due in part to historically high gas prices.
“These residential volume declines decreased operating earnings for the segment by approximately $11 million. Partly offsetting that reduction were increased revenues from residential customer additions of approximately $2 million,” Skaggs said. “Although we continue to see residential customer growth in our gas distribution markets, we remain focused on customer usage, and we continue to work on all fronts to fashion appropriate mechanisms to better address usage and conservation.”
During the first quarter, the Gas Distribution segment was able to capitalize on short-term market opportunities and used its extensive supply and storage portfolio to increase revenues. These revenues are shared with customers under various regulatory mechanisms.
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NiSource reports first-quarter earnings and progress on growth strategy

In addition, the segment reported the first full quarter of benefit from the new rates at Bay State Gas Company.
Employees continue to hold the line on costs as well, Skaggs noted. Excluding expenses that are recovered through regulatory trackers, operation and maintenance expenses for the Gas Distribution segment were down slightly for the quarter compared with the year-ago period.
Gas Transmission and Storage Operations
The Gas Transmission and Storage segment reported operating earnings of $111.7 million for the first quarter, an increase of $2.2 million over the year-ago period. The increase resulted from higher net revenues due to increased subscriptions for demand services and shorter-term transportation and storage optimization initiatives. A 16.5 percent year-over-year increase in mainline throughput on Columbia Gulf Transmission was directly related to the company’s optimization initiatives.
“Our Houston-based commercial team has capitalized on near-term market opportunities to optimize the value of our extensive network of pipeline and storage assets,” Skaggs said. “The earnings growth in this business is consistent with our expectations and should be sustainable going forward. Our commercial team has signed new agreements that we expect to result in more than $25 million in revenue for 2006, with about $3.4 million recorded during the first quarter, as compared to full-year 2005 revenues of $4.1 million.”
In addition, Skaggs said, this segment continues to make progress on significant asset expansion projects that are driven by both the market and producers. Most notably, construction of the Hardy Storage project in West Virginia began in the first quarter, and the first phase of the project is on target to be in service in the second quarter of 2007.
“We have executed binding customer agreements for Columbia Gas Transmission’s Eastern Market Expansion, which, like Hardy Storage, is a combined storage and transportation project designed to meet core market growth in the Mid-Atlantic region,” Skaggs added.
Skaggs also noted that this business segment is currently evaluating the very strong market response it has received to a number of recently completed open seasons on Columbia Gas Transmission and Columbia Gulf Transmission.
Meanwhile, the Millennium Pipeline, as well as companion upstream and downstream projects, are proceeding with the regulatory approval process. As previously reported, Millennium is anchored by long-term agreements with Consolidated Edison and KeySpan. During the first quarter, the redistribution of equity among the Millennium partners was completed, with Columbia Gas Transmission now holding a 47.5 percent equity stake.
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NiSource reports first-quarter earnings and progress on growth strategy

Electric Operations
NiSource’s electric business reported operating earnings of $71.2 million for the quarter, compared with $66.6 million during the first quarter a year ago. Increases in net revenues from lower revenue credits, improved industrial usage, increased customer growth and trackers associated with ongoing expenses and capital investments, were partially offset by unrecoverable costs associated with the Midwest Independent System Operator (MISO).
As previously reported, as of Aug. 1, 2006, Northern Indiana Public Service Company (NIPSCO) expects to defer MISO costs for future recovery.
“The electric segment had a strong first quarter,” Skaggs said. “O&M expenses were down by about $2 million. In addition to revenue increases attributable to our environmental tracker, we continue to see steady growth in our electric residential market and a solid expansion of margins in our large industrial market.
“We also continue to work with other MISO members to control cost levels and on cost recovery issues.”
Other Operations
The Other Operations segment reported an operating earnings loss of $11.7 million for the first quarter of 2006, compared with an operating earnings loss of $7.8 million for the year-ago period.
The increased operating earnings loss primarily resulted from increased losses at Whiting Clean Energy, which were factored into the company’s 2006 operating earnings outlook. The increased losses at Whiting Clean Energy during the 2006 period resulted primarily from costs associated with scheduled maintenance.
Business plan remains on track
“Overall, our first-quarter performance was solid, and meeting our 2006 objectives clearly remains a priority,” Skaggs said. “We continue to partner with IBM to transform the way we operate our business process and support services through the outsourcing agreement we entered into last year; and we are realizing the expected savings in interest expense from the refinancing of our balance sheet completed during 2005. These and other elements of our four-part business plan will keep us on track to building a platform for long-term, sustainable growth. Having said that, as noted in my recent annual letter to stockholders published in our Annual Report, we believe that NiSource is currently undervalued, we are committed to unlocking the long-term value of our assets, and we will report on the progress of our efforts in future communications.”
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NiSource reports first-quarter earnings and progress on growth strategy

Definition of non-GAAP measures and reconciliation of earnings guidance to GAAP
NiSource focuses on net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength and performance of the company. NiSource uses these measures internally for budgeting, for reporting to the board of directors, and for purposes of determining the payout under NiSource’s annual incentive compensation plan for its employees.
Net operating earnings are a non-GAAP financial measure that NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. Adjustments reflected in these measures are primarily weather, transition costs related to the outsourcing contract with IBM, gains and losses on the sale of assets, certain reserve adjustments and other items. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
On a GAAP basis, NiSource’s current 2006 guidance for income for continuing operations is $1.33 to $1.43 basic earnings per share. The weather impact from the first quarter of approximately 9 cents per share and transition costs associated with the outsourcing initiative with IBM of approximately 3 cents per share comprise the difference between guidance for net operating earnings (non-GAAP) and income from continuing operations.
Conference call to be held this morning (May 3)
NiSource will host an analyst conference call at 9:30 a.m. EDT on Wednesday, May 3, 2006, to further discuss the company’s first-quarter 2006 results. All interested parties may hear the conference call live by logging on to the NiSource Web site at www.nisource.com.
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NiSource reports first-quarter earnings and progress on growth strategy

First-Quarter 2006 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated first-quarter 2006 operating earnings (non-GAAP) were $416.1 million, compared to $427.7 million for the same period in 2005. Refer to Schedule 2 for the items included in 2006 and 2005 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended March 31, 2006 are discussed below.
Gas Distribution Operations reported operating earnings of $251.3 million versus operating earnings of $266.3 million in the first quarter of 2005. The decrease in operating earnings was primarily due to continued declines in customer usage, which is more apparent after excluding the effect of regulatory trackers, as discussed below. Residential volume declines of approximately 7 MMDth reduced operating earnings by approximately $11 million. Partially offsetting the usage decline were customer additions that contributed approximately $2.0 million of incremental net revenues.
Operating expenses, excluding the impact of regulatory trackers discussed below, were essentially flat with the comparable period last year.
Comparability of Gas Distribution Operations line item operating results was impacted by regulatory trackers that allow for the recovery in rates of certain costs such as bad debt expenses. Increases in the expenses that are the subject of trackers result in a corresponding increase in net revenues and have essentially no impact on total operating earnings results. Approximately $23.2 million of the increase in operation and maintenance expenses was offset by a corresponding increase to net revenues reflecting recovery of certain costs.
Gas Transmission and Storage Operations reported operating earnings of $111.7 million versus operating earnings of $109.5 million in the first quarter of 2005. The increase resulted from higher net revenues due to increased subscriptions for demand services and sales of shorter-term transportation and storage services. Seasonal price fluctuations in the national energy market created opportunities for customers to utilize existing short-term tariff services. Operating expenses were essentially flat with the comparable period last year.
Electric Operations reported operating earnings of $71.2 million versus operating earnings of $66.6 million from the comparable period last year. Increases in net revenues from environmental trackers, customer growth, industrial usage, and lower revenue credits were partially offset by unrecoverable MISO costs, which began in April 2005. Operating expenses were $1.0 million lower than a year ago due primarily to lower employee and administrative expenses.
Other Operations reported an operating earnings loss of $11.7 million in the first quarter of 2006, versus an operating earnings loss of $7.8 million in the first quarter of 2005. The $3.9 million increase in the operating earnings loss primarily resulted from costs associated with scheduled maintenance at the Whiting Clean Energy facility partially offset by lower uncollectible accounts due to the settlement of Enron bankruptcy claims.
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NiSource reports first-quarter earnings and progress on growth strategy

Corporate reported an operating earnings loss of $6.4 million versus an operating earnings loss of $6.9 million in the comparable 2005 period. The decreased loss was primarily the result of lower employee and administrative expenses.
Other Items
Interest expense decreased by $8.2 million due to refinancing of $2.4 billion in long-term debt at lower rates during 2005. Other, net expense of $3.4 million increased from the other net expense of $0.5 million in the first quarter of 2005 due primarily to increased costs associated with factoring of accounts receivable. Higher fees, due to higher interest rates, and increased levels of accounts receivable balances resulted in the higher expenses.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.
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NiSource Inc.
Consolidated Net Operating Earnings (Non - GAAP)

Three Months Ended March 31, (in millions, except per share amounts)	2006	2005

Net Revenues
Gas Distribution	$2,037.7	$1,820.9
Gas Transportation and Storage	320.6	328.9
Electric	305.7	282.6
Other	348.3	243.5

Gross Revenues	3,012.3	2,675.9
Cost of Sales	1,991.7	1,670.3

Total Net Revenues	1,020.6	1,005.6

Operating Expenses
Operation and maintenance	364.6	339.7
Depreciation and amortization	136.9	135.1
Other taxes	103.0	103.1

Total Operating Expenses	604.5	577.9

Operating Earnings	416.1	427.7

Other Income (Deductions)
Interest expense, net	(95.8)	(104.0)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)
Other, net	(3.4)	(0.5)

Total Other Income (Deductions)	(100.2)	(105.6)

Operating Earnings From Continuing Operations Before Income Taxes	315.9	322.1
Income Taxes	112.3	119.7

Net Operating Earnings from Continuing Operations	203.6	202.4

GAAP Adjustment	(31.8)	6.3

GAAP Income from Continuing Operations	$171.8	$208.7

Basic Net Operating Earnings Per Share	0.75	0.75

GAAP Basic Earnings Per Share	0.63	0.77

Basic Average Common Shares Outstanding (millions)	272.3	270.3

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
Gas Distribution Operations
Three Months Ended March 31, (in millions)	2006	2005

Net Revenues
Sales Revenues	$2,056.7	$1,831.9
Less: Cost of gas sold	1,624.2	1,419.2

Net Sales Revenues	432.5	412.7
Transportation Revenues	165.6	176.8

Net Revenues	598.1	589.5

Operating Expenses
Operation and maintenance	220.8	198.7
Depreciation and amortization	57.3	55.8
Other taxes	68.7	68.7

Total Operating Expenses	346.8	323.2

Operating Earnings	$251.3	$266.3

GAAP Adjustment	(45.3)	8.6

GAAP Operating Income	$206.0	$274.9

Gas Transmission and Storage Operations
Three Months Ended March 31, (in millions)	2006	2005

Net Revenues
Transportation revenues	$184.2	$178.4
Storage revenues	44.4	45.2
Other revenues	3.0	6.1

Total Revenues	231.6	229.7
Less: Cost of gas sold	5.4	5.5

Net Revenues	226.2	224.2

Operating Expenses
Operation and maintenance	70.9	71.4
Depreciation and amortization	28.7	28.1
Other taxes	14.9	15.2

Total Operating Expenses	114.5	114.7

Operating Earnings	$111.7	$109.5

GAAP Adjustment	(1.4)	—

GAAP Operating Income	$110.3	$109.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP) (continued)
Electric Operations
Three Months Ended March 31, (in millions)	2006	2005

Net Revenues
Sales revenues	$308.8	$283.9
Less: Cost of sales	117.3	96.0

Net Revenues	191.5	187.9

Operating Expenses
Operation and maintenance	59.3	61.1
Depreciation and amortization	46.1	45.5
Other taxes	14.9	14.7

Total Operating Expenses	120.3	121.3

Operating Earnings	$71.2	$66.6

GAAP Adjustment	(3.1)	(1.2)

GAAP Operating Income	$68.1	$65.4

Other Operations (includes assets held for sale)
Three Months Ended March 31, (in millions)	2006	2005

Net Revenues
Products and services revenue	$341.7	$229.5
Less: Cost of products purchased	336.1	224.1

Net Revenues	5.6	5.4

Operating Expenses
Operation and maintenance	12.2	8.5
Depreciation and amortization	3.0	2.9
Other taxes	2.1	1.8

Total Operating Expenses	17.3	13.2

Operating Earnings (Loss)	$(11.7)	$(7.8)

GAAP Adjustment	2.5	2.6

GAAP Operating Loss	$(9.2)	$(5.2)

Corporate
Three Months Ended March 31, (in millions)	2006	2005

Operating Earnings (Loss)	$(6.4)	$(6.9)

GAAP Adjustment	(0.3)	—

GAAP Operating Loss	$(6.7)	$(6.9)

NiSource Inc.
Segment Volumes and Statistical Data (Non-GAAP)
Gas Distribution Operations

Three Months Ended March 31,	2006	2005

Sales and Transportation (MMDth)
Residential sales	91.5	109.1
Commercial sales	33.3	39.5
Industrial sales	6.6	7.8
Transportation	152.4	174.7
Off System Sales	10.8	7.1
Other	0.3	0.4

Total	294.9	338.6

Weather Adjustment	26.7	(4.0)

Sales and Transportation Volumes — Excluding Weather	321.6	334.6

Heating Degree Days	2,273	2,673
Normal Heating Degree Days	2,625	2,627
% Colder (Warmer) than Normal	(13%)	2%

Customers
Residential	2,448,796	2,382,114
Commercial	213,199	215,719
Industrial	5,193	5,740
Transportation	698,951	749,831
Other	59	61

Total	3,366,198	3,353,465

Gas Transmission and Storage Operations

Three Months Ended March 31,	2006	2005

Throughput (MMDth)
Columbia Transmission
Market Area	328.5	395.6
Columbia Gulf
Mainline	161.6	138.7
Short-haul	16.6	18.2
Columbia Pipeline Deep Water	2.9	3.5
Crossroads Gas Pipeline	11.0	12.0
Granite State Pipeline	11.6	13.9
Intrasegment eliminations	(156.3)	(138.6)

Total	375.9	443.3

NiSource Inc.
Segment Volumes and Statistical Data (continued)
(Non-GAAP)
Electric Operations

Three Months Ended March 31,	2006	2005

Sales (Gigawatt Hours)
Residential	761.1	767.0
Commercial	894.0	894.2
Industrial	2,437.4	2,328.3
Wholesale	152.1	161.2
Other	28.6	32.6

Total	4,273.2	4,183.3

Weather Adjustment	28.9	(1.7)

Sales Volumes — Excluding Weather impacts	4,302.1	4,181.6

Electric Customers
Residential	395,653	392,527
Commercial	51,313	50,485
Industrial	2,521	2,531
Wholesale	8	28
Other	762	766

Total	450,257	446,337

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

Three Months Ended March 31, (in millions, except per share amounts)	2006	2005

Net Operating Earnings from Continuing Operations	$203.6	$202.4

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	(39.5)	8.7
Gas costs and other changes	—	(1.3)

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(8.3)	—
Insurance recoveries, legal and reserve changes	—	2.1
Asset impairment	(2.5)	—
Gain on sales of assets	2.7	0.5

Total items excluded from operating earnings	(47.6)	10.0

Tax effect of above items and other income tax adjustments	15.8	(3.7)

Reported Income from Continuing Operations — GAAP	$171.8	$208.7

Basic Average Common Shares Outstanding (millions)	272.3	270.3

Basic Net Operating Earnings Per Share ($)	0.75	0.75

Items excluded from operating earnings (after-tax)	(0.12)	0.02

GAAP Basic Earnings Per Share	0.63	0.77

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
Quarter Ended March 31, 2006 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	251.3	111.7	71.2	(11.7)	(6.4)	$416.1

Net Revenues:
Weather (compared to normal)	$(37.6)	$—	$(1.9)	$—	$—	$(39.5)

Total Impact — Net Revenues	(37.6)	—	(1.9)	—	—	(39.5)

Operating Expenses:
Operation and Maintenance Expenses-
Restructuring, transition and consulting charges (outsourcing initiative)	(6.1)	(0.8)	(1.0)	(0.1)	(0.3)	(8.3)

Asset Impairment	(1.6)	(0.6)	(0.2)	(0.1)	—	(2.5)

Gain on Sale of Assets	—	—	—	2.7	—	2.7

Total Impact — Operating Expenses	(7.7)	(1.4)	(1.2)	2.5	(0.3)	(8.1)

Total Impact — Operating Income (Loss)	$(45.3)	$(1.4)	$(3.1)	$2.5	$(0.3)	$(47.6)

Operating Income (Loss) — GAAP	$206.0	$110.3	$68.1	$(9.2)	$(6.7)	$368.5
Quarter Ended March 31, 2005 (in millions)

	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	266.3	109.5	66.6	(7.8)	(6.9)	$427.7

Net Revenues:
Weather (compared to normal)	$8.6	$—	$0.1	$—	$—	$8.7
Gas costs and other changes	—	—	(1.3)	—	—	(1.3)

Total Impact — Net Revenues	8.6	—	(1.2)	—	—	7.4

Operating Expenses:
Operation and Maintenance Expenses-
Insurance recoveries, legal and other reserves	—	—	—	2.1	—	2.1

Gain on Sale of Assets	—	—	—	0.5	—	0.5

Total Impact — Operating Expenses	—	—	—	2.6	—	2.6

Total Impact — Operating Income	$8.6	$—	$(1.2)	$2.6	$—	$10.0

Operating Income (Loss) — GAAP	$274.9	$109.5	$65.4	$(5.2)	$(6.9)	$437.7

NiSource Inc.
Income Statement (GAAP)
(unaudited)

Three Months Ended March 31, (in millions, except per share amounts)	2006	2005

Net Revenues
Gas Distribution	$1,998.2	$1,828.3
Gas Transportation and Storage	320.6	328.9
Electric	305.7	282.6
Other	348.3	243.5

Gross Revenues	2,972.8	2,683.3
Cost of Sales	1,991.7	1,670.3

Total Net Revenues	981.1	1,013.0

Operating Expenses
Operation and maintenance	372.9	337.6
Depreciation and amortization	136.9	135.1
Impairment and gain on sale of assets	(0.2)	(0.5)
Other taxes	103.0	103.1

Total Operating Expenses	612.6	575.3

Operating Income	368.5	437.7

Other Income (Deductions)
Interest expense, net	(95.8)	(104.0)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)
Other, net	(3.4)	(0.5)

Total Other Income (Deductions)	(100.2)	(105.6)

Income From Continuing Operations Before Income Taxes	268.3	332.1
Income Taxes	96.5	123.4

Income from Continuing Operations	171.8	208.7

Loss from Discontinued Operations — net of taxes	(0.3)	(2.2)
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	1.0	(0.2)
Change in Accounting — net of taxes	0.4	—

Net Income	$172.9	$206.3

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.63	0.77
Discontinued operations	—	(0.01)

Basic Earnings Per Share	0.63	0.76

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.63	0.77
Discontinued operations	—	(0.01)

Diluted Earnings Per Share	0.63	0.76

Dividends Declared Per Common Share ($)	0.23	0.23

Basic Average Common Shares Outstanding (millions)	272.3	270.3
Diluted Average Common Shares (millions)	273.1	272.1

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
(in millions)	2006	2005

ASSETS
Property, Plant and Equipment
Utility Plant	$16,745.9	$16,684.4
Accumulated depreciation and amortization	(7,637.2)	(7,556.8)

Net utility plant	9,108.7	9,127.6

Other property, at cost, less accumulated depreciation	388.5	426.7

Net Property, Plant and Equipment	9,497.2	9,554.3

Investments and Other Assets
Assets of discontinued operations and assets held for sale	49.7	34.6
Unconsolidated affiliates	72.5	75.0
Other investments	101.4	114.2

Total Investments	223.6	223.8

Current Assets
Cash and cash equivalents	83.4	69.4
Restricted cash	57.9	33.9
Accounts receivable (less reserve of $75.8 and $67.9, respectively)	1,161.8	1,254.6
Gas inventory	165.0	526.9
Underrecovered gas and fuel costs	190.8	421.8
Materials and supplies, at average cost	73.7	72.0
Electric production fuel, at average cost	44.8	24.9
Price risk management assets	136.6	183.1
Exchange gas receivable	516.7	169.8
Regulatory assets	213.1	195.0
Prepayments and other	99.3	109.3

Total Current Assets	2,743.1	3,060.7

Other Assets
Price risk management assets	137.7	192.9
Regulatory assets	611.6	586.3
Goodwill	3,677.3	3,677.3
Intangible assets	492.7	495.8
Deferred charges and other	178.4	167.4

Total Other Assets	5,097.7	5,119.7

Total Assets	$17,561.6	$17,958.5

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	March 31,	December 31,
(in millions, except share amounts)	2006	2005

CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 272,636,673 and 272,622,905 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in-capital	3,970.6	3,969.4
Retained earnings	1,029.1	981.6
Accumulated other comprehensive loss and other common stock equity	(77.9)	(20.7)

Total common stock equity	4,924.5	4,933.0
Preferred stocks—Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	5,229.6	5,271.2

Total Capitalization	10,235.2	10,285.3

Current Liabilities
Current portion of long-term debt	442.7	440.7
Short-term borrowings	379.2	898.0
Accounts payable	538.7	866.7
Dividends declared on common and preferred stocks	63.8	1.1
Customer deposits	104.6	101.9
Taxes accrued	381.0	217.5
Interest accrued	105.3	86.2
Overrecovered gas and fuel costs	114.6	25.8
Price risk management liabilities	85.7	72.3
Exchange gas payable	660.1	425.2
Current deferred revenue	35.1	51.3
Regulatory liabilities	37.3	46.3
Accrued liability for postretirement and pension benefits	61.1	61.1
Other accruals	499.5	549.1

Total Current Liabilities	3,508.7	3,843.2

Other Liabilities and Deferred Credits
Price risk management liabilities	46.9	22.2
Deferred income taxes	1,542.7	1,591.9
Deferred investment tax credits	67.9	69.9
Deferred credits	83.4	81.1
Noncurrent deferred revenue	50.7	60.4
Accrued liability for postretirement and pension benefits	501.2	511.0
Regulatory liabilities and other removal costs	1,224.9	1,196.2
Asset retirement obligations	121.6	119.8
Other noncurrent liabilities	178.4	177.5

Total Other	3,817.7	3,830.0

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,561.6	$17,958.5

NiSource Inc.
Other Information
(unaudited)

	March 31,	December 31,
(in millions, except share amounts)	2006	2005

Total Common Stock Equity	$4,924.5	$4,933.0

Shares Outstanding (thousands)	272,637	272,623

Book Value of Common Shares	$18.06	$18.09

NiSource Inc.
Consolidated Statements of Cash Flows (unaudited)

Three Months Ended March 31, (in millions)	2006	2005

Operating Activities
Net income	$172.9	$206.3
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	136.9	135.1
Net changes in price risk management assets and liabilities	10.2	(31.2)
Deferred income taxes and investment tax credits	(40.5)	(29.8)
Deferred revenue	(26.0)	(8.6)
Stock compensation expense	1.3	1.5
Gain on sale of assets	(2.7)	(0.5)
Loss on impairment of assets	2.5	—
Cumulative effect of change in accounting principle, net of taxes	(0.4)	—
Income from unconsolidated affiliates	(1.0)	(2.0)
Loss (gain) on sale of discontinued operations	(1.0)	0.2
Loss from discontinued operations	0.3	2.2
Amortization of discount/premium on debt	2.0	4.8
Other adjustments	(1.6)	0.2
Changes in assets and liabilities:
Accounts receivable and unbilled revenue	110.2	0.1
Inventories	442.1	615.5
Accounts payable	(340.6)	(141.4)
Customer deposits	2.7	3.1
Taxes accrued	151.6	218.0
Interest accrued	19.1	61.7
(Under) Overrecovered gas and fuel costs	319.7	139.4
Exchange gas receivable/payable	(126.0)	(80.7)
Other accruals	(80.1)	(102.9)
Prepayments and other current assets	9.9	11.4
Regulatory assets/liabilities	(19.1)	(4.1)
Postretirement and postemployment benefits	(6.0)	8.9
Deferred credits	2.3	(10.7)
Deferred charges and other noncurrent assets	(5.2)	1.4
Other noncurrent liabilities	(7.3)	(2.6)

Net Operating Activities from Continuing Operations	726.2	995.3
Net Operating Activities from Discontinued Operations	0.1	0.1

Net Cash Flows from Operating Activities	726.3	995.4

Investing Activities
Capital expenditures	(121.6)	(104.1)
Proceeds from disposition of assets	3.9	5.8
Restricted cash	(21.8)	26.2
Other investing activities	14.0	(11.9)

Net Cash Flows used for Investing Activities	(125.5)	(84.0)

Financing Activities
Issuance of long-term debt	0.1	—
Retirement of long-term debt	(0.5)	(0.3)
Change in short-term debt	(518.8)	(307.6)
Issuance of common stock	1.0	18.7
Acquisition of treasury stock	(5.9)	(1.4)
Dividends paid — common shares	(62.7)	(62.3)

Net Cash Flows used for Financing Activities	(586.8)	(352.9)

Increase in cash and cash equivalents	14.0	558.5
Cash and cash equivalents at beginning of year	69.4	29.5

Cash and cash equivalents at end of period	$83.4	$588.0

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$76.3	$36.4
Interest capitalized	1.6	(0.2)
Cash paid (refunded) for income taxes	4.2	(25.3)